Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD SECOND QUARTER 2023 RESULTS

◾	Reported sales of $533 million increased 1%; organic sales were flat

◾	Reported operating margin of 18.8%, up 60 bps; adjusted operating margin of 19.5%, up 100 bps

◾	Reported EPS of $2.26, up 9%; adjusted EPS of $2.34, up 11%

◾	Delivered strong year-to-date operating cash flow of $101 million and free cash flow of $89 million

◾	Announcing $150 million share repurchase program

◾	Increasing full-year 2023 outlook

*Performance relative to second quarter in 2022

North Andover, Mass., August 2, 2023 -- Watts Water Technologies, Inc., (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the second quarter of 2023.

“We achieved another quarter of record results that exceeded our expectations, driven by the continued operational excellence of the Watts team. I would like to thank the team for their contributions to our success and their unwavering support of our customers,” stated Chief Executive Officer Robert J. Pagano Jr. “We generated record sales, operating earnings, operating margin and EPS, despite the challenging comparison to a very strong second quarter in 2022. Given our first half performance and our third quarter expectations, we are increasing our full-year 2023 outlook. Organic revenue growth is now expected to range from negative 2% to positive 2%, raising the midpoint by 2%. Adjusted operating margin is now expected to range from 16.7% to 17.3%, raising the midpoint by 100 basis points. Our balance sheet and cash flow remain strong and provide ample flexibility to continue to invest in the business and support the execution of our long-term strategy.”

A summary of second quarter financial results is as follows:

	Second Quarter Ended
	June 25,	June 26,
(In millions, except per share information)	2023	2022	% Change
Sales	$532.8	$526.6	1%

Net income	75.9	69.7	9%

Diluted net income per share	$2.26	$2.07	9%

Special items (1)	0.08	0.04

Adjusted earnings per share (1)	$2.34	$2.11	11%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Second Quarter Financial Highlights

Second quarter 2023 performance relative to second quarter 2022

●	Sales of $533 million increased 1% on a reported basis and were flat organically, primarily due to a tough prior year comparison with 16% organic growth in the second quarter of 2022. Mid-single digit organic growth in Europe and Asia Pacific, Middle East and Africa (“APMEA”) was offset by a low-single digit organic decline in the Americas. Sales from acquisitions totaled approximately $8 million and are reported within APMEA. Unfavorable foreign exchange movements had an immaterial impact in the quarter.
●	Operating margin increased 60 basis points on a reported basis and 100 basis points on an adjusted basis, driven by favorable price, product mix and productivity, which more than offset inflation, lower volume and incremental investments. Reported operating margin was unfavorably impacted by restructuring and non-recurring acquisition charges.

Regional Performance

Americas

o	Sales of $367 million decreased 2% on both a reported basis and an organic basis, largely due to a tough prior year comparison with 22% organic growth in the second quarter of 2022. Growth in core valve products was more than offset by declines in gas connectors, marine instrumentation and radiant heating products.
o	Operating margin increased 220 basis points on a reported basis and 210 basis points on an adjusted basis as benefits from price realization, favorable product mix and productivity more than offset inflation, lower volume and incremental investments.

Europe

o	Sales of $136 million increased 6% on a reported basis, which included favorable foreign exchange movements of 1%. Organic sales increased 5%, primarily driven by price realization, with sales growth in fluid solutions products, partially offset by a decline in sales of drains products.
o	Operating margin increased 50 basis points on a reported basis and decreased 10 basis points on an adjusted basis. Reported operating margin benefited from a decline in restructuring charges in 2023. Reported and adjusted operating margin both benefited from increased price and productivity, but these benefits were more than offset by inflation, lower volume and incremental investments.

APMEA

o	Sales of $30 million increased 33% on a reported basis, which included unfavorable foreign exchange movements of 6%. Organic sales increased 6%, driven by growth in the Middle East and Australia. Sales from acquisitions totaled approximately $8 million.
o	Operating margin decreased 720 basis points on a reported basis but increased 250 basis points on an adjusted basis. Reported and adjusted margins both benefited from increased trade and affiliate sales volume, price and productivity, which more than offset inflation. Reported operating margin was unfavorably impacted by restructuring and non-recurring acquisition charges.

Cash Flow and Capital Allocation

●	For the first six months of 2023, operating cash flow was $101 million and net capital expenditures were $12 million, resulting in free cash flow of $89 million. In the comparable period last year, operating cash flow was $45 million and net capital expenditures were $12 million, resulting in free cash flow of $33 million. Operating and free cash flow increased due to higher net income and reduced working capital investment. Sequential improvement in operating and free cash flow is expected throughout 2023 due to normal seasonality.

●	The Company repurchased approximately 24,000 shares of Class A common stock at a cost of $4.0 million during the second quarter. For the first six months of 2023, the Company repurchased approximately 47,000 shares at a cost of approximately $7.7 million. Approximately $20 million remains available for stock repurchases under the stock repurchase program authorized in 2019, which has no expiration date.

●	On July 31, 2023, the Company’s Board of Directors authorized the repurchase of up to an additional $150 million of the Company’s Class A common stock from time to time on the open market or in privately negotiated transactions. The timing and number of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions. There is no expiration date for this program.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss second quarter 2023 results on Thursday, August 3, 2023, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until August 4, 2024.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected 2023 financial results, including revenue, margins and cash flow, and our ability to manage challenging macro-economic and softer market conditions. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2023	2022	2023	2022
Net sales	$532.8	$526.6	$1,004.5	$989.8
Cost of goods sold	280.0	287.4	533.6	552.0
GROSS PROFIT	252.8	239.2	470.9	437.8
Selling, general and administrative expenses	150.8	141.6	284.5	267.7
Restructuring	1.6	1.7	1.3	2.7
OPERATING INCOME	100.4	95.9	185.1	167.4
Other (income) expense:
Interest income	(1.3)	—	(1.7)	(0.1)
Interest expense	1.7	1.7	3.2	3.1
Other (income) expense, net	(0.6)	—	(0.5)	0.3
Total other (income) expense	(0.2)	1.7	1.0	3.3
INCOME BEFORE INCOME TAXES	100.6	94.2	184.1	164.1
Provision for income taxes	24.7	24.5	43.5	39.9
NET INCOME	$75.9	$69.7	$140.6	$124.2

BASIC EPS
NET INCOME PER SHARE	$2.27	$2.08	$4.21	$3.70
Weighted average number of shares	33.5	33.5	33.4	33.6
DILUTED EPS
NET INCOME PER SHARE	$2.26	$2.07	$4.19	$3.68
Weighted average number of shares	33.6	33.6	33.5	33.7
Dividends declared per share	$0.36	$0.30	$0.66	$0.56

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 25,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$291.9	$310.8
Trade accounts receivable, less reserve allowances of $12.0 million at June 25, 2023 and $10.7 million at December 31, 2022	271.4	233.8
Inventories, net:
Raw materials	157.1	138.0
Work in process	24.4	21.0
Finished goods	240.4	216.6
Total Inventories	421.9	375.6
Prepaid expenses and other current assets	37.9	30.4
Total Current Assets	1,023.1	950.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	611.8	595.6
Accumulated depreciation	(415.5)	(398.8)
Property, plant and equipment, net	196.3	196.8
OTHER ASSETS:
Goodwill	595.8	592.4
Intangible assets, net	108.6	113.7
Deferred income taxes	19.7	17.8
Other, net	60.9	59.6
TOTAL ASSETS	$2,004.4	$1,930.9

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$152.8	$134.3
Accrued expenses and other liabilities	182.2	174.6
Accrued compensation and benefits	69.8	69.8
Total Current Liabilities	404.8	378.7
LONG-TERM DEBT	98.0	147.6
DEFERRED INCOME TAXES	17.5	26.2
OTHER NONCURRENT LIABILITIES	69.8	77.8
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,388,423 shares at June 25, 2023 and 27,314,679 shares at December 31, 2022	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,958,290 shares at June 25, 2023 and at December 31, 2022	0.6	0.6
Additional paid-in capital	663.6	651.9
Retained earnings	890.3	795.3
Accumulated other comprehensive loss	(142.9)	(149.9)
Total Stockholders' Equity	1,414.3	1,300.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,004.4	$1,930.9

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 25,	June 26,
	2023	2022
OPERATING ACTIVITIES
Net income	$140.6	$124.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14.3	14.2
Amortization of intangibles	6.0	6.1
Loss on disposal and impairment of long-lived asset	0.2	1.5
Stock-based compensation	9.5	8.2
Deferred income tax	(10.1)	(1.1)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(29.2)	(54.1)
Inventories	(35.0)	(72.5)
Prepaid expenses and other assets	(8.9)	(6.0)
Accounts payable, accrued expenses and other liabilities	13.1	24.4
Net cash provided by operating activities	100.5	44.9
INVESTING ACTIVITIES
Additions to property, plant and equipment	(11.6)	(13.1)
Proceeds from the sale of property, plant and equipment	—	0.8
Business acquisitions, net of cash acquired	(11.7)	—
Net cash used in investing activities	(23.3)	(12.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	30.0	75.0
Payments of long-term debt	(80.0)	(15.0)
Payments for tax withholdings on vested stock awards	(15.6)	(12.9)
Payments for finance leases and other	(1.4)	(0.6)
Proceeds from share transactions under employee stock plans	0.1	0.2
Payments to repurchase common stock	(7.7)	(61.1)
Dividends	(22.3)	(19.3)
Net cash used in financing activities	(96.9)	(33.7)
Effect of exchange rate changes on cash and cash equivalents	0.8	(10.9)
DECREASE IN CASH AND CASH EQUIVALENTS	(18.9)	(12.0)
Cash and cash equivalents at beginning of year	310.8	242.0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$291.9	$230.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Second Quarter Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
Americas	$366.9	$375.9	$690.1	$689.8
Europe	135.6	127.9	263.9	257.8
APMEA	30.3	22.8	50.5	42.2
Total	$532.8	$526.6	$1,004.5	$989.8

	Operating Income (Loss)
	Second Quarter Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
Americas	$91.6	$85.5	$164.1	$143.4
Europe	21.5	19.6	40.7	40.7
APMEA	2.5	3.6	6.5	6.6
Corporate	(15.2)	(12.8)	(26.2)	(23.3)
Total	$100.4	$95.9	$185.1	$167.4

	Intersegment Sales
	Second Quarter Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
Americas	$2.0	$2.4	$4.0	$5.4
Europe	8.3	6.9	13.9	14.0
APMEA	28.5	29.0	50.6	52.5
Total	$38.8	$38.3	$68.5	$71.9

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition related costs, and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2023	2022	2023	2022

Net sales	$532.8	$526.6	$1,004.5	$989.8

Operating income - as reported	$100.4	$95.9	$185.1	$167.4
Operating margin %	18.8%	18.2%	18.4%	16.9%

Adjustments for special items:
Restructuring	$1.6	$1.7	$1.3	$2.7
Acquisition related costs	1.9	—	1.9	—
Total adjustments for special items	$3.5	$1.7	$3.2	$2.7

Operating income - as adjusted	$103.9	$97.6	$188.3	$170.1
Adjusted operating margin %	19.5%	18.5%	18.7%	17.2%

Net income - as reported	$75.9	$69.7	$140.6	$124.2

Adjustments for special items - tax effected:
Restructuring	$1.2	$1.3	$1.0	$2.0
Acquisition related costs	1.3	—	1.3	—
Total adjustments for special items - tax effected	$2.5	$1.3	$2.3	$2.0

Net income - as adjusted	$78.4	$71.0	$142.9	$126.2

Diluted earnings per share - as reported	$2.26	$2.07	$4.19	$3.68
Adjustments for special items	0.08	0.04	0.07	0.06
Diluted earnings per share - as adjusted	$2.34	$2.11	$4.26	$3.74

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	June 25, 2023					June 26, 2022
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$366.9	135.6	30.3	—	532.8	$375.9	127.9	22.8	—	526.6

Operating income (loss) - as reported	$91.6	21.5	2.5	(15.2)	100.4	$85.5	19.6	3.6	(12.8)	95.9
Operating margin %	24.9%	15.8%	8.4%		18.8%	22.7%	15.3%	15.6%		18.2%

Adjustments for special items	$—	0.5	3.0	—	3.5	$0.4	1.3	—	—	1.7

Operating income (loss) - as adjusted	$91.6	22.0	5.5	(15.2)	103.9	$85.9	20.9	3.6	(12.8)	97.6
Adjusted operating margin %	24.9%	16.2%	18.2%		19.5%	22.8%	16.3%	15.7%		18.5%

	Six Months Ended					Six Months Ended
	June 25, 2023					June 26, 2022
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$690.1	263.9	50.5	—	1,004.5	$689.8	257.8	42.2	—	989.8

Operating income (loss) - as reported	$164.1	40.7	6.5	(26.2)	185.1	$143.4	40.7	6.6	(23.3)	167.4
Operating margin %	23.8%	15.4%	12.9%		18.4%	20.8%	15.8%	15.6%		16.9%

Adjustments for special items	$0.1	0.1	3.0	—	3.2	$0.5	2.3	(0.1)	—	2.7

Operating income (loss) - as adjusted	$164.2	40.8	9.5	(26.2)	188.3	$143.9	43.0	6.5	(23.3)	170.1
Adjusted operating margin %	23.8%	15.5%	18.8%		18.7%	20.9%	16.7%	15.4%		17.2%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Second Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales June 25, 2023	$366.9	$135.6	$30.3	$532.8
Reported net sales June 26, 2022	375.9	127.9	22.8	526.6
Dollar change	$(9.0)	$7.7	$7.5	$6.2
Net sales % (decrease) increase	(2.4)%	6.0%	32.9%	1.2%
Decrease (increase) due to foreign exchange	0.3%	(1.3)%	6.0%	0.2%
Increase due to acquisition	—%	—%	(32.9)%	(1.4)%
Organic sales (decrease) increase	(2.1)%	4.7%	6.0%	(0.0)%

	Six Months Ended
	Americas	Europe	APMEA	Total

Reported net sales June 25, 2023	$690.1	$263.9	$50.5	$1,004.5
Reported net sales June 26, 2022	689.8	257.8	42.2	989.8
Dollar change	$0.3	$6.1	$8.3	$14.7
Net sales % increase	0.0%	2.4%	19.7%	1.5%
Decrease due to foreign exchange	0.4%	2.0%	6.4%	1.1%
Increase due to acquisition	—%	—%	(17.8)%	(0.8)%
Organic sales increase	0.4%	4.4%	8.3%	1.8%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 25,	June 26,
	2023	2022

Net cash provided by operations - as reported	$100.5	$44.9
Less: additions to property, plant, and equipment	(11.6)	(13.1)
Plus: proceeds from the sale of property, plant, and equipment	—	0.8
Free cash flow	$88.9	$32.6

Net income - as reported	$140.6	$124.2

Cash conversion rate of free cash flow to net income	63.2%	26.2%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 25,	December 31,
	2023	2022

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	98.0	147.6
Less: Cash and cash equivalents	(291.9)	(310.8)
Net debt	$(193.9)	$(163.2)

Net debt	$(193.9)	$(163.2)
Plus: Total stockholders' equity	1,414.3	1,300.6
Capitalization	$1,220.4	$1,137.4

Net debt to capitalization ratio	(15.9)%	(14.3)%

TABLE 6

2023 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2023 Outlook
Approximately
Net Sales
Reported net sales growth	(1.0)% to 3.0%
Forecasted impact of acquisition / FX	(1.0)%
Organic sales growth	(2.0)% to 2.0%

Operating Margin
Operating margin range	16.6% to 17.2%
Forecasted restructuring / other costs	0.1%
Adjusted operating margin range	16.7% to 17.3%